AMENDMENT NO. 1
                                     TO THE
                            WINTON SAVINGS & LOAN CO.
                          EMPLOYEE STOCK OWNERSHIP PLAN

          WHEREAS, Winton Savings & Loan Co. ("Employer") has adopted an Employee Stock Ownership Plan ("Plan"); and

          WHEREAS, the Plan provides that the Employer may amend the Plan from time to time; and\

          WHEREAS, the Employer desires to amend the plan in certain respects;

          NOW, THEREFORE, the Plan is amended as follows:

          1. Section 2.03 shall be amended by deleting it in its entirety and substituting the following therefor:

         "2.03.      Limitations on Annual Additions

               ANNUAL ADDITIONS to each PARTICIPANT'S ACCOUNTS shall not exceed the lesser of (a) $30,000 (or if greater, 1/4th of the defined benefit dollar limitation in effect under CODE Section 415(b)(1) for the LIMITATION YEAR); or (b) 25% of the PARTICIPANT'S compensation for the LIMITATION YEAR. For any PLAN YEAR in which the conditions of CODE
          Section 415(c)(6) are satisfied by the PLAN, the limitations contained in this Section 2.03 shall be adjusted to the maximum amount permitted under such section of the CODE. For purposes of this section, the portion of such EMPLOYER contribution which is deemed to be allocated to a PARTICIPANT'S ACCOUNT shall be an amount which bears the same ratio to the total contribution made by or on behalf of the EMPLOYER for such PLAN YEAR which is used to repay principal on one or more PLAN loans, or to purchase EMPLOYER SHARES, as the number of EMPLOYER SHARES allocated to such PARTICIPANT'S ACCOUNT on the anniversary date of such PLAN YEAR bears to the total number of EMPLOYER SHARES allocated to the ACCOUNTS of all PARTICIPANTS on the anniversary date of such PLAN YEAR. Notwithstanding the provisions of Section 24.01, the term 'ANNUAL ADDITIONS' shall not include any amounts credited to the PARTICIPANT'S ACCOUNT (a) due to EMPLOYER contributions relating to interest payments on a PLAN loan; or (b) attributable to a FORFEITURE of EMPLOYER SHARES acquired with the proceeds of a PLAN loan.


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               For  purposes of this  Section  2.03,  'compensation'  shall mean compensation as defined in Treasury  Regulation Section 1.415-2(d) and
          shall  include  wages,  salaries,   fees  for  professional  services,
          percentage of profits, earned income in the case of a self-employed PARTICIPANT, disability payments under CODE Section 105(d), paid or reimbursed moving expenses to the extent not deductible by the
          PARTICIPANT,   medical   reimbursement   items  and  the  value  of  a
          non-qualified stock option to the extent includable in an EMPLOYEE'S gross income upon making the election under CODE Section 83(b). Specifically excluded are salary deferral contributions; contributions to the distributions from most deferred compensation plans; amounts realized from the sale of a non-qualified stock option plan or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan and most amounts which receive special tax benefits."

          2. Section 12.02 shall be amended by deleting it in its entirety and substituting the following therefor:

          "12.02. Timing of Payments

               (a) Unless the PARTICIPANT or BENEFICIARY elects otherwise, the payment of retirement, death and disability benefits shall begin no later than 60 days after the latest of the close of the PLAN YEAR in which (i) the PARTICIPANT attains his NORMAL RETIREMENT AGE; (ii) occurs the tenth anniversary of the year in which the PARTICIPANT commenced participation in the PLAN; or (iii) the PARTICIPANT terminates service with the EMPLOYER.

               (b) Any termination  benefits not paid in accordance with Section
          12.05 shall be deferred, unless otherwise elected by the PARTICIPANT, until the 60th day after the beginning of the PLAN YEAR following the earlier of (i) the PARTICIPANT'S NORMAL RETIREMENT AGE; or (ii) the fifth anniversary of the date on which the PARTICIPANT terminated his employment with the EMPLOYER.

               Notwithstanding any other provisions in this PLAN, benefit payments shall commence under this PLAN by the April 1 following the end of the calendar year in which the PARTICIPANT attains age 70 1/2. For purposes of this PLAN, benefits are considered to have commenced as of the first day on which all events have occurred which entitle the PARTICIPANT to such benefit."

          3. Section 12.05 shall be amended by deleting the first two paragraphs thereof and substituting the following therefor:

               "If a PARTICIPANT terminates service and the value of his nonforfeitable ACCOUNT never exceeded $3,500, the PARTICIPANT shall receive a distribution of the value of the entire nonforfeitable portion of such ACCOUNT on the first day of the month coincident with or following the date on which he has incurred a ONE-YEAR BREAK IN SERVICE; and the remainder of such ACCOUNT will be treated as a FORFEITURE.

               If a PARTICIPANT terminates service and the value of his nonforfeitable ACCOUNT ever exceeded $3,500 and he elects to receive the value of his nonforfeitable ACCOUNT, he shall receive such nonforfeitable ACCOUNT on the first day of the month coincident with or following the date on which he has incurred a ONE-YEAR BREAK IN SERVICE; and the remainder of such ACCOUNT will be treated as a FORFEITURE."

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          4.   Section 12 shall be amended  by adding a new  paragraph  12.07 to the end thereof:

          "12.07. Right of First Refusal

               (a) During any period when EMPLOYER SHARES are not publicly traded, all distributions of such SHARES from ACCOUNTS to any PARTICIPANT or his BENEFICIARY by the PLAN shall be subject to a 'right of first refusal' upon the terms and conditions hereinafter set forth. The 'right of first refusal' shall provide that prior to any transfer (as determined by the PLAN ADMINISTRATOR) of the SHARES, the PARTICIPANT or BENEFICIARY must first offer to sell such SHARES to the PLAN; and if the PLAN refuses to exercise its right to purchase the SHARES, then the EMPLOYER shall have a 'right of first refusal' to purchase such SHARES. Neither the PLAN nor the EMPLOYER shall be required to exercise the 'right of first refusal'. This Section 12.07 shall not be operative unless and until the Board of Directors of the EMPLOYER so directs.

               (b) The terms and conditions of the 'right of first refusal' shall be determined as follows:

                    (i) If the  PARTICIPANT or BENEFICIARY  receives a bona fide offer for the purchase of all or any part of his EMPLOYER SHARES from a third party, the PARTICIPANT or BENEFICIARY shall forthwith deliver (by registered mail, return receipt requested) a copy of any such offer to the PLAN ADMINISTRATOR. The TRUSTEE (as directed by the PLAN ADMINISTRATOR) or the EMPLOYER, as the case may be, shall then have 14 days after receipt by the PLAN ADMINISTRATOR of the written offer to exercise the right to purchase all or any portion of the SHARES.

                    (ii) The  selling  price and other terms under the 'right of first refusal' must not be less favorable to the PARTICIPANT or BENEFICIARY than the purchase price and other terms offered by a buyer other than the EMPLOYER or the PLAN, making a good faith offer to purchase the security."



















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     IN WITNESS WHEREOF, the undersigned has executed the amendment effective as of June 8, 1988.

                                                    WINTON SAVINGS & LOAN CO.


                                                    By /s/ James W. Brigger

                                                    Title: Vice President

Date:  6/27/90





























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